FORM 8-K - CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 10, 1999

                CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2



             (Exact name of registrant as specified in its charter)


         California                  0-11723                  94-2883067
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)         Identification Number)
        incorporation)


                                55 Beattie Place
                              Post Office Box 1089
                       Greenville, South Carolina  29602
                    (Address of principal executive offices)


                        (Registrant's telephone number)
                                 (864) 239-1000

                                      N/A
         (Former name or former address, if changed since last report)









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Item 5.   Other Events

Consolidated Capital Institutional Properties/2 (the "Partnership" or "Registrant") was formed for the benefit of its limited partners to lend funds to Consolidated Capital Equity Partners/2 ("CCEP/2"). The Partnership loaned funds to CCEP/2 subject to a nonrecourse note with a participation interest (the "Master Loan"). As of June 30, 1999, the Partnership's investment in the Master Loan was approximately $79,537,000, less an allowance for impairment loss of approximately $29,129,000, for a net balance of approximately $50,408,000.

On September 10, 1999, CCEP/2 sold Lasher One, Lasher Two, Cresent Centre, Central Park Place, and Central Park Plaza, five of its properties located in Southfield, Michigan which secured the Master Loan, to an unaffiliated third party for net sales proceeds of approximately $24,000,000 after payment of closing costs. CCEP/2 realized a gain on sale of approximately $11,000,000. The net proceeds from the sale will be paid to the Registrant as payment on the Master Loan.

The Registrant is currently evaluating its cash needs to determine what portion of the funds can be distributed to its partners in the near future.


Item 7.   Financial Statements and Exhibits




(c)   Exhibits

10.25 Purchase and Sale Contract between Registrant and Southfield Office Properties, LLC effective September 10, 1999.

10.26     Second Amendment to Purchase and Sale Contract

10.27     Reinstatement of and Third Amendment to Purchase and Sale Contract.





                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

                     By:      ConCap Equities, Inc.
                              Its General Partner

                     By:      /s/Patrick J. Foye
                              Patrick J. Foye
                              Executive Vice President and Director

                     Date:    September 22, 1999